UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 4, 2017

KKR Real Estate Finance Trust Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-38082	47-2009094
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, Suite 4200, New York, New York 10019

(Address of Principal Executive Offices) (Zip Code)

(212) 750-8300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01                                                          Entry into a Material Definitive Agreement.

Agreements Entered Into in Connection with the Initial Public Offering

In connection with the initial public offering (the “Offering”) by KKR Real Estate Finance Trust Inc. (the “Company”) of its common stock, par value $0.01 per share (the “Common Stock”), described in the Company’s prospectus dated May 4, 2017 (the “Prospectus”), filed with the Securities and Exchange Commission on May 8, 2017 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), which is deemed to be part of the Company’s Registration Statement on Form S-11 (File No. 333-217126) (as amended, the “Registration Statement”), and the related Registration Statement on Form S-11 (File No. 333-217681) filed pursuant to Rule 462(b) under the Securities Act, the following agreements were entered into on the dates indicated below:

(1)         the Underwriting Agreement, dated as of May 4, 2017 (the “Underwriting Agreement”), among the Company, KKR Real Estate Finance Manager LLC and Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC as representatives of the several underwriters named therein;

(2)         the Trademark License Agreement (the “Trademark License Agreement”), dated as of May 4, 2017, between Kohlberg Kravis Roberts & Co. L.P. and the Company; and

(3)         the Third Amended and Restated Management Agreement (the “Management Agreement”), dated as of May 5, 2017, between KKR Real Estate Finance Trust Inc. and KKR Real Estate Finance Manager LLC.

Each of Kohlberg Kravis Roberts & Co. L.P. and KKR Real Estate Finance Manager LLC are subsidiaries of KKR & Co. L.P. (together with its subsidiaries, “KKR”). KKR and its affiliates control a majority of the voting power of shares eligible to vote in the election of the directors of the Company and have various relationships with the Company. For further information concerning the other material relationships among the Company and KKR and its affiliates, see “Certain Relationships and Related Party Transactions” in the Prospectus.

The Underwriting Agreement, Trademark License Agreement and Management Agreement are filed herewith as Exhibits 1.1, 10.1 and 10.2, respectively, and are each incorporated herein by reference. The terms of these agreements are substantially the same as the terms set forth in the forms of such agreements filed as exhibits to the Registration Statement and described in the Prospectus.

Revolving Credit Facility

On May 4, 2017, KKR Real Estate Finance Holdings L.P., an indirect wholly owned subsidiary of the Company (the “Operating Partnership”), entered into a credit agreement (the “Credit Agreement”), as parent guarantor, with KREF Holdings X LLC, a direct wholly owned subsidiary of the Operating Partnership, as initial borrower, and Barclays Bank PLC, as a lender, sole lead arranger and bookrunner and administrative agent. Certain subsidiaries of the Operating Partnership may be designated as co-borrowers under the Credit Agreement from time to time. The Credit Agreement provides for a secured revolving credit facility with aggregate secured borrowing capacity of up to $75.0 million, subject to borrowing base availability and certain other conditions. The borrowers may, subject to certain conditions, including obtaining additional commitments from lenders, request additional commitments under the credit facility to increase the aggregate commitments to up to $125.0 million. Borrowings under the credit facility are expected to be used to purchase loans and other eligible assets pursuant to the borrowers’ investment guidelines and for operating expenses and general corporate purposes. Availability of borrowings is based on a pool of eligible unencumbered commercial real estate assets.

The Credit Agreement has an initial maturity of May 2019, which may be extended for an additional year no more than two times upon the payment of applicable fees and satisfaction of certain other conditions. Borrowings under the Credit Agreement will bear interest at a per annum rate equal to the sum of an applicable base rate or Eurodollar rate and an applicable margin.

The obligations under the Credit Agreement are unconditionally and irrevocably guaranteed by the Operating Partnership and KREF Mezz Holdings LLC, an indirect wholly owned subsidiary of the Operating Partnership. Any subsidiary of a borrower or the Operating Partnership that is a direct owner of a borrowing base asset (other than a co-borrower) will be required to become a guarantor under the Credit Agreement. In addition, the credit facility is collateralized by first-priority security interests in all of the capital stock of certain wholly owned subsidiaries of the Operating Partnership.

The Credit Agreement contains representations, warranties, covenants, terms and conditions customary for transactions of this type, including but not limited to:

•                        a maximum debt to equity ratio of 3.50 to 1.00 (beginning with the quarter ending June 30, 2017);

•                        a minimum fixed charge coverage ratio of 1.50 to 1.00 (beginning with the quarter ending June 30, 2017);

•                        at any time there are loans outstanding, a minimum borrowing base interest charge coverage ratio of 1.50 to 1.00;

•                        minimum tangible net worth and cash liquidity covenants (beginning with the quarter ending June 30, 2017);

•                        limitations on indebtedness, liens, fundamental changes, borrowing base asset dispositions, restricted payments, investments, negative pledges, lines of business and transactions with affiliates; and

•                        default provisions, including defaults for non-payment, breach of representations and warranties, insolvency, non-performance of covenants, cross-defaults and guarantor defaults.

The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Barclays Bank PLC is an affiliate of Barclays Capital Inc., an underwriter in the Offering.

Item 3.03                                                   Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.02                                                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2017, the Company granted to each of Mr. Jonathan A. Langer and Ms. Deborah H. McAneny, the Company’s independent directors, 2,439 restricted stock units under the Amended and Restated KKR Real Estate Finance Trust Inc. 2016 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), representing the amount of such director’s annual equity award. For further information regarding the Omnibus Incentive Plan, see “Management—Executive and Director Compensation—2016 Omnibus Incentive Plan” in the Prospectus.  For further information regarding these equity grants, see “Management—Executive and Director Compensation—Director Compensation” in the Prospectus.

Item 5.03                                                   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 10, 2017, in connection with the redemption of all of its outstanding shares of 12.5% Series A Cumulative Non-Voting Preferred Stock (the “Series A Preferred Stock”), the Company filed Articles Supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”) reclassifying all shares of Series A Preferred Stock as shares of the Company’s preferred stock without designation. Upon the acceptance for record by the SDAT of the Articles Supplementary, the Company filed Articles of Restatement with the SDAT. The Articles of Restatement were filed to consolidate all of the Company’s outstanding charter documents into a single instrument and did not amend any other terms or provisions of the Company’s charter. The Articles of Restatement are filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 8.01                                                   Other Events.

On May 10, 2017, the Company completed the Offering by issuing 11,787,500 shares of Common Stock, which included 1,537,500 shares of Common Stock issued in connection with the underwriters’ exercise in full of their option to purchase additional shares, for cash consideration of $20.50 per share ($19.1675 per share net of underwriting discounts and commissions) to a syndicate of underwriters led by Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC and KKR Capital Markets LLC. The Company will receive approximately $220.4 million in net proceeds, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The other underwriters in the syndicate were Barclays Capital Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Keefe, Bruyette & Woods, Inc.

Item 9.01 Financial Statements and Exhibits.

(d)              Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement, dated May 4, 2017, among KKR Real Estate Finance Trust Inc., KKR Real Estate Finance Manager LLC and Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC as representatives of the several underwriters named therein

3.1	Articles of Restatement of KKR Real Estate Finance Trust Inc., dated as of May 10, 2017

10.1	Trademark License Agreement, dated as of May 4, 2017, between Kohlberg Kravis Roberts & Co. L.P. and KKR Real Estate Finance Trust Inc.

10.2	Third Amended and Restated Management Agreement, dated as of May 5, 2017, between KKR Real Estate Finance Trust Inc. and KKR Real Estate Finance Manager LLC

10.3	Credit Agreement, dated as of May 4, 2017, among KREF Holdings X LLC, KKR Real Estate Finance Holdings L.P. and Barclays Bank PLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR REAL ESTATE FINANCE TRUST INC.

By:	/s/ Christen E.J. Lee
	Name:	Christen E.J. Lee
	Title:	Co-Chief Executive Officer and Co-President

Date: May 10, 2017

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement, dated May 4, 2017, among KKR Real Estate Finance Trust Inc., KKR Real Estate Finance Manager LLC and Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC as representatives of the several underwriters named therein

3.1	Articles of Restatement of KKR Real Estate Finance Trust Inc., dated as of May 10, 2017

10.1	Trademark License Agreement, dated as of May 4, 2017, between Kohlberg Kravis Roberts & Co. L.P. and KKR Real Estate Finance Trust Inc.

10.2	Third Amended and Restated Management Agreement, dated as of May 5, 2017, between KKR Real Estate Finance Trust Inc. and KKR Real Estate Finance Manager LLC

10.3	Credit Agreement, dated as of May 4, 2017, among KREF Holdings X LLC, KKR Real Estate Finance Holdings L.P. and Barclays Bank PLC